UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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WHX Corporation
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On January 11, 2008, the following press release was issued by WHX Corporation:

CONTACT:  James McCabe (914) 461-1350

RELEASE DATE:  January 11, 2008

FOR IMMEDIATE RELEASE

WHX CORPORATION ANNOUNCES POSTPONEMENT OF SPECIAL MEETING OF STOCKHOLDERS TO JANUARY 31, 2008

White Plains, New York – January 11, 2008– WHX Corporation (Pink Sheets: WXCP.PK) announced today that its special meeting of stockholders originally scheduled for January 11, 2008 will be postponed until January 31, 2008.  The special meeting will be held on January 31, 2008 at 11:00 a.m., local time, at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP at Park Avenue Tower, 65 East 55th Street, 2nd Floor, New York, New York 10022.

The special meeting has been postponed to permit the Company to amend the proposal to increase the Company’s authorized capital stock to be considered at the special meeting (the “Capitalization Proposal”).  The Capitalization Proposal sought to authorize the Company’s Board of Directors (the “Board”), at its discretion, to amend the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized capital stock from 55,000,000 shares, consisting of 50,000,000 shares of common stock, par value $0.01 per share (“Common Stock”) and 5,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”), to a total of 85,000,000 shares, consisting of 80,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.  The Company is amending the Capitalization Proposal to increase the Company’s authorized capital stock from 55,000,000 shares to a total of 100,000,000 shares, consisting of 95,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

As explained in the proxy material previously sent to WHX stockholders, in connection with a proposed rights offering, the Company filed a Registration Statement on Form S-1 (File No. 333-146803) with the Securities and Exchange Commission (the “SEC”) on October 18, 2007, as amended, relating to the registration of shares of WHX Common Stock to be sold for up to $200 million (the “Rights Offering”), issuable upon exercise of rights to be distributed to holders of record of shares of the Common Stock as of the record date for the Rights Offering.  To have sufficient authorized but unissued shares of Common Stock to accommodate the additional shares which may be issued pursuant to the Rights Offering, the Board believed it was necessary to increase its authorized capital.

The Company believes that it is in the best interests of the Company to increase the Company’s authorized capital to 100,000,000 shares to provide greater flexibility to accommodate the shares that may be issued pursuant to the Rights Offering.

The Company also announced today that a supplement to the definitive proxy statement relating to the Capitalization Proposal would be mailed promptly to describe in greater detail the amendment to the Capitalization Proposal.  Only stockholders of record as of December 10, 2007 will be entitled to vote at the rescheduled meeting and will receive the supplemental proxy materials.  Stockholders with any questions regarding the proxy materials should contact the Company’s proxy solicitor, MacKenzie Partners, Inc., toll free at (800) 322-2885 or call collect at (212) 929-5500.

In connection with the Company’s solicitation of proxies with respect to the special meeting of stockholders called in connection with the Capitalization Proposal, the Company has filed with the SEC, and furnished to stockholders of WHX, a definitive proxy statement, as described above, and the Company intends to file with the SEC and distribute to stockholders a supplement to the definitive proxy statement in the near future.  Stockholders are advised to read the definitive proxy statement distributed to stockholders and the proxy supplement, when available, because they contain or will contain important information.  Stockholders are able to obtain a free-of-charge copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  Stockholders also are able to obtain a free-of-charge copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to WHX Corporation, 1133 Westchester Avenue, White Plains, NY 10604, Attention: Assistant General Counsel, or from WHX’s website, http://www.whxcorp.com.

WHX and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of WHX in favor of the Capitalization Proposal.  Information regarding the persons who may be considered “participants” in the solicitation of proxies, including their beneficial ownership of WHX common stock as of November 30, 2007, is set forth in WHX’s definitive proxy statement as filed with the SEC.

WHX is a holding company that invests in and manages a group of businesses on a decentralized basis.  WHX owns Handy & Harman, which is a diversified manufacturing company whose strategic business units encompass three reportable segments: precious metal, tubing and engineered materials.  In April 2007, WHX acquired Bairnco Corporation.  Bairnco operates business units in three reportable segments: Arlon electronic materials, Arlon coated materials and Kasco replacement products and services.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, general economic conditions, the ability of the Company to market and sell its products, and the effects of competition and pricing. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there cannot be assurance that any forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in any forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.